Exhibit 23


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements listed below of 1st Source Corporation of our reports dated March 15, 2005, with respect to the consolidated financial statements of 1st Source Corporation and subsidiaries, 1st Source Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of 1st Source Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


Registration Statement No. 333-101712 on Form S-8 dated December 6, 2002 Registration Statement No. 333-101711 on Form S-8 dated December 6, 2002 Registration Statement No. 333-101710 on Form S-8 dated December 6, 2002 Registration Statement No. 333-101709 on Form S-8 dated December 6, 2002 Registration Statement No. 333-64314 on Form S-8 dated July 2, 2001 Registration Statement No. 333-64306 on Form S-8 dated July 2, 2001 Registration Statement No. 333-64304 on Form S-8 dated July 2, 2001 Registration Statement No. 333-26243 dated April 30, 1997
Registration Statement No. 33-81852 dated July 22, 1994
Registration Statement No. 33-8840 dated September 16, 1986



                                                      /s/ Ernst & Young LLP



Chicago, Illinois
March 15, 2005